UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): April 9, 2014

DEALERTRACK TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51653	52-2336218
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS. Employer Identification No.)

1111 Marcus Ave., Suite M04, Lake Success, NY	11042
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (516) 734-3600

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01 Entry into a Material Definitive Agreement

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Item 8.01 Other Information

Item 9.01 Financial Statements and Exhibits

EXHIBIT INDEX

Item 1.01	Entry into a Material Definitive Agreement.

On April 9, 2014, Dealertrack Technologies, Inc. (“Dealertrack”) entered into a seventeen-year office lease with X-Cell III Realty Associates LLC (“X-Cel”), as landlord, pursuant to which Dealertrack will lease a new headquarters facility (the “Lease”), consisting of approximately 233,000 square feet of office space in North Hills, New York.

The Lease provides for initial base rent of approximately $7.6 million in the first year of the Lease term, with increases of 2.5% annually thereafter, subject to increases of 3% if the Consumer Price Index for the prior twelve months has been equal to or greater than 4%. In addition, Dealertrack is responsible for additional rent to cover certain taxes and insurance charges.

The Lease has an initial term of seventeen years and is scheduled to commence upon occupancy of the building, expected to be in early 2016. The Lease provides that Dealertrack has an option to extend the term of the Lease for an additional ten years.

In the event of a default by Dealertrack under the Lease, X-Cel has the right to terminate the Lease and take possession of the leased property. In such event, Dealertrack would be liable, in monthly installments, for liquidated damages payable to X-Cel in the amount of the deficiency in rent payments over the remainder of the term of the Lease.

The foregoing is a summary description of the material terms of the Lease, not a complete description of the rights and obligations of the parties thereunder. For additional information, please refer to the full text of the Lease, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 is hereby incorporated into this Item 2.03 by reference.

Item 8.01	Other Information.

On April 11, 2014, Dealertrack issued a press release relating to the Lease. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1	Agreement of Lease, dated as of April 9, 2014, between X-Cel III Realty Associates LLC and Dealertrack Technologies, Inc.

99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 14, 2014

Dealertrack Technologies, Inc.

By:	/s/ Eric D. Jacobs
Eric D. Jacobs
Executive Vice President, Chief Financial and Administrative Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Agreement of Lease, dated as of April 9, 2014, between X-Cel III Realty Associates LLC and Dealertrack Technologies, Inc.

99.1	Press Release